                                                                  EXHIBIT 10.iii

                        TRANSITION COMPENSATION AGREEMENT

This Transition Compensation Agreement, dated as of February 13, 2004, by and between HUFFY CORPORATION, an Ohio corporation, with principal offices at 225 Byers Road, Miamisburg, Ohio 45342 ("Huffy") and DON R. GRABER, an individual residing at 121 Pawley's Plantation Court, Xenia, Ohio 45385 ("Graber"), is effective as of January 1, 2004.

                                   WITNESSETH:

WHEREAS, Graber currently serves as Chairman of the Board of Directors and Chief Executive Officer of Huffy and, as part of a planned management transition, plans to retire from his position as Chief Executive Officer and as an employee of the Corporation on January 31, 2004, and thereafter to consult on a part-time basis through March 31, 2004, and will serve as a non-employee Chairman of the Board through December 31, 2004; and

WHEREAS, Graber and Huffy desire to reach certain agreements with respect to Graber's compensation and benefits from and after January 31, 2004.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Consultant. Following Graber's retirement as an employee of the Corporation, during the period commencing February 1, 2004, and ending on March 31, 2004, Graber shall serve as a consultant for Huffy for such projects as Graber and the Chief Executive Officer shall agree.

                                            Number of
               Period                      Hours Worked
----------------------------------   -----------------------
February 1, 2004 to March 31, 2004   Up to 160 hours or
                                     as agreed with the
                                     Chief Executive Officer

         As compensation for serving as a consultant, Graber shall receive fees of $51,666 monthly, payable biweekly. Graber hereby acknowledges he will be an independent contractor responsible for all taxes owed on such fees; Huffy shall issue Graber a Form 1099 for such compensation.

2. Non-employee Director. Following his retirement on January 31, 2004, Graber shall, subject to election by the Board of Directors, serve during the period commencing on February 1, 2004, as Chairman of the Board of Directors, and shall devote such time as shall be deemed necessary by the Board of Directors and/or the Chief Executive Officer in the performance of the duties of such position and in assisting the Chief Executive Officer with management transition and liaison with the Board of Directors. During such period, so long as Graber shall perform such services, Graber shall receive as compensation for such services, the sum of $75,000 through December 31, 2004, payable in nine (9) equal monthly installments of $8,333.33 each, which shall be in lieu of all other Director fees and retainers.

3. Non-Compete. Graber agrees that beginning on February 1, 2004 and continuing during the period that compensation and/or benefits are being paid to him hereunder and for a period of two (2) years thereafter, without the prior written approval of the Board of Directors of Huffy, he shall not, either as a consultant, shareholder, joint venturer, partner, officer, employee, licensee, licensor, agent, solicitor, distributor, creditor, advisor, principal, director, dealer, representative or in any other capacity, in any way engage or participate, directly or indirectly, (a) in any business which is a major customer of Huffy or any of its affiliated or subsidiary companies, or the successors or any of the related interests of any of them, (b) in any business which competes against any of the businesses engaged in or contemplated by Huffy or any of its affiliated or subsidiary companies, or the successors or any of the related interests of any of them (it being understood and agreed that the business activities of Huffy and its affiliated and subsidiary companies are carried on throughout the world), or (c) in any business which seeks to purchase or otherwise acquire, merge, consolidate or otherwise combine with, or otherwise achieve control of Huffy or any of its affiliated or subsidiary companies. In the event of any violation of this restrictive covenant, Huffy may, to the extent permitted by law, discontinue the payment of any or all further compensation provided in Section 1 or 2 hereunder as well as those benefits listed on Schedule A and/or may enforce such restrictive covenants by specific performance in any court of competent jurisdiction in the world and/or in an action for monetary damages. If any court of competent jurisdiction shall determine either the period or the territory covered by this restrictive covenant is unreasonable, said restrictive covenant shall not be deemed to be null, void and of no effect, but shall be reformed by said court to impose a reasonable period or a reasonable territorial limitation, as the case may be.

4. Entire Agreement. This Agreement constitutes the entire agreement as to Graber's transition. Any waiver, alteration or modification or any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing, signed by the parties and approved by the Board of Directors of Huffy.

5. Ohio Law. This Agreement shall be governed by the laws of the State of Ohio in all respects. If any provision hereof is contrary to or prohibited by or deemed invalid under such laws, such provision shall be inapplicable and deemed omitted.

6. Assignment. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns; provided, however, that Graber shall not assign this Agreement or any of his rights hereunder without the prior written consent of Huffy.

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7.       Notice. Notices hereunder shall be deemed given upon receipt of same by certified or registered mail, with postage prepaid, addressed as follows:

                           If to Huffy, to:

                           Huffy Corporation
                           225 Byers Road
                           Miamisburg, OH 45342
                           Attention:  Secretary

                           If to Graber, to:

                           Don R. Graber
                           121 Pawley's Plantation Court
                           Xenia, OH 45385

         Any party may change its or his address for purposes of notices hereunder by notice duly given to the other party as provided above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          /s/ Don R. Graber
                                          --------------------------------------
                                          Don R. Graber

                                          HUFFY CORPORATION

                                          By: /s/ Nancy A. Michaud
                                              ----------------------------------
                                              Nancy A. Michaud
                                              Secretary

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                                   SCHEDULE A
                                       TO
                        TRANSITION COMPENSATION AGREEMENT
                      DATED AS OF FEBRUARY 13, 2004 BETWEEN
                       HUFFY CORPORATION AND DON R. GRABER

The following additional compensation and benefits shall be provided to Graber for the period indicated under the Transition Compensation Agreement.

1. Retirement. Graber shall be entitled to receive the retirement benefits then provided under the provisions of the Huffy Corporation Retirement Plan and the Huffy Corporation Supplemental/Excess Benefit Plan ("SERP"), upon his retirement on January 31, 2004. Graber will also be eligible for up to $15,500 for financial and tax planning in each of 2004 and 2005.

2. Medical/Dental Plans. As a retiree and based on his years of service, Graber shall be entitled to participate in the medical/dental plans, on the same basis as an active Huffy Corporation employee, and an annual physical in such year, during the period commencing February 1, 2004 and ending upon his 62nd birthday. Until he reaches age 65, Graber shall be entitled to participate in the employee medical/dental plans on the same basis as other early retirees under the Huffy Corporation Retirement Plan who are under the age of 65 and eligible for such benefits.

3. Employee Plans. After his retirement, except as otherwise stated herein, Graber shall not be eligible for participation in the Annual Incentive Plan, the Long Term Incentive Plan or other plans which require participants to be employees to be eligible. However, Graber shall be eligible to exercise his rights, as applicable, as a retiree under the 1998 Key Employee Stock Plan and the Special 2% Deferred Compensation Plan.